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                                                               Exhibit 10.11(b)

                            MILLENNIUM CHEMICALS INC.

                           2003 SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN
                            (Adopted January 1, 2003)





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Millennium Chemicals Inc. 2003
Supplemental Executive Retirement Plan

Contents

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SECTION                                                                     PAGE
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                               ARTICLE I. THE PLAN

1.1  ESTABLISHMENT OF THE PLAN.................................................1
1.2  PURPOSE...................................................................1

                             ARTICLE II. DEFINITIONS

2.1  "AVERAGE FINAL COMPENSATION"..............................................1
2.2  "BOARD OF DIRECTORS"......................................................1
2.3  "CAUSE"...................................................................2
2.4  "COMMITTEE"...............................................................2
2.5  "COMPANY".................................................................2
2.6  "COMPENSATION"............................................................2
2.7  "DEFERRED RETIREMENT DATE"................................................2
2.8  "EARLY RETIREMENT DATE"...................................................2
2.9  "GOOD REASON".............................................................2
2.10 "NORMAL RETIREMENT DATE"..................................................2
2.11 "PARTICIPANT".............................................................2
2.12 "PENSION OFFSET"..........................................................3
2.13 "PLAN"....................................................................3
2.14 "PRIOR PLAN"..............................................................3
2.15 "PRIOR PLAN SERP".........................................................3
2.16 "QUALIFIED PLAN"..........................................................3
2.17 "RETIREMENT DATE".........................................................3

                           ARTICLE III. PARTICIPATION

3.1  PARTICIPATION.............................................................3
3.2  CONTINUATION OF PARTICIPATION.............................................3

                           ARTICLE IV. RETIREMENT DATE

4.1  NORMAL RETIREMENT DATE....................................................4
4.2  DEFERRED RETIREMENT DATE..................................................4
4.3  EARLY RETIREMENT DATE.....................................................4

                         ARTICLE V. RETIREMENT BENEFITS

5.1  NORMAL RETIREMENT BENEFIT.................................................4
5.2  DEFERRED RETIREMENT BENEFIT...............................................5
5.3  EARLY RETIREMENT BENEFIT..................................................5


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Millennium Chemicals Inc. 2003
Supplemental Executive Retirement Plan

Contents

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SECTION                                                                     PAGE
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5.4  DISABILITY RETIREMENT BENEFIT.............................................6
5.5  ADJUSTED AGE AND CREDITED SERVICE.........................................6

                           ARTICLE VI. DEATH BENEFITS

6.1  PRIOR TO RETIREMENT.......................................................7
6.2  AFTER RETIREMENT..........................................................7

          ARTICLE VII. IN THE EVENT OF TERMINATION OF EMPLOYMENT

7.1  TERMINATION PRIOR TO RETIREMENT...........................................7
7.2  TERMINATION AFTER ELIGIBILITY FOR RETIREMENT..............................8

              ARTICLE VIII. TIME AND FORM OF BENEFIT PAYMENT

8.1  NORMAL FORM OF BENEFIT....................................................8
8.2  CHANGE OF CONTROL FORM OF BENEFIT.........................................8

                        ARTICLE IX. PROVISION OF BENEFITS

9.1  PARTICIPANT CONTRIBUTIONS.................................................8
9.2  FUNDING...................................................................9

                      ARTICLE X. ADMINISTRATION OF THE PLAN

10.1 POWERS AND DUTIES OF THE COMMITTEE........................................9

                            ARTICLE XI. MISCELLANEOUS

11.1 PROHIBITION AGAINST ENCUMBRANCE...........................................9
11.2 RIGHT OF PARTICIPANT......................................................9
11.3 CHANGE IN CONTROL........................................................10
11.4 SUCCESSORS...............................................................12

                ARTICLE XII. AMENDMENT OR TERMINATION OF THE PLAN

12.1 AMENDMENT................................................................12
12.2 TERMINATION..............................................................12

Schedule A.....  Employees Eligible to Participate
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Article I. The Plan

1.1 Establishment of the Plan

By this document Millennium Chemicals Inc. (the "Company") establishes an unfunded supplemental retirement plan for select employees (the "Participants") of Millennium America Holdings Inc., Millennium Inorganic Chemicals Inc.,
Millennium Petrochemicals Inc., Millennium Specialty Chemicals Inc. and such of the subsidiaries of the Company as the Committee may designate at any time hereafter as participating employers hereunder (collectively the "Employers" and individually the "Employer") which plan shall hereafter be known as the "Millennium Chemicals Inc. 2003 Supplemental Executive Retirement Plan" (the
"2003 Serp Plan").

1.2 Purpose

The purpose of the 2003 Serp Plan is to provide Participants with a competitive minimum level of retirement income from their Employer in addition to the Millennium Chemicals Supplemental Executive Retirement Plan (the "Pep Serp") and other sources of capital accumulation. The plan is intended to be a non-qualified, deferred compensation plan for a "select group of management or highly compensated employees" as that term is used in the Employee Retirement
Income Security Act of 1974, as amended.

Article II. Definitions

Except as otherwise defined herein, each capitalized term shall have the meaning set forth in an applicable definition in the Qualified Plan.

2.1 "Average Final Compensation" shall mean the highest average annual
Compensation for the highest five calendar years in the last ten years of Credited Service affording the highest such average, or during all years of Credited Service if less than five. If a Participant has received Compensation in less than five (5) calendar years immediately preceding the Participant's
Separation from Service Date, the average of a Participant's Compensation for calender years and months preceding the Participant's Separation from Service
Date shall be utilized; provided that a participant's average monthly
Compensation shall be annualized by multiplying such average monthly
Compensation by twelve (12).

2.2 "Board of Directors" shall mean the Board of Directors of the Company except as otherwise specifically stated.


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2.3 "Cause" shall have the meaning determined from time to time by the
Committee, provided, however, that if the Participant has a written agreement with the Company or any of its subsidiaries containing a definition of termination for "Cause", then "Cause" shall have the meaning set forth in such agreement.

2.4 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

2.5 "Company" shall mean Millennium Chemicals Inc. and its successors.

2.6 "Compensation" shall have the same meaning as in the Qualified Plan, except that Compensation shall be determined without regard to the dollar limitations on the amount of pay taken into account, which limitations are set forth in section 2.1(k)(3) of the Qualified Plan. Compensation shall also be deemed to include deferred salary and bonus which would have been included in the definition of Compensation under the Qualified Plan if the salary or bonus had not been deferred at the election of the Participant, but Compensation shall not include the subsequent payment of any such deferred salary or bonus which has been included in Compensation for a previous year.

2.7 "Deferred Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant terminates employment after his or her Normal Retirement Date pursuant to the provisions of section 4.2
(Deferred Retirement Date).

2.8 "Early Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires prior to his or her Normal Retirement Date pursuant to the provisions of section 4.3 (Early
Retirement Date).

2.9 "Good Reason" shall have the meaning determined from time to time by the Committee, provided, however, that if the Participant has a written agreement with the Company or any of its subsidiaries containing a definition of termination for "Good Reason", then "Good Reason" shall have the meaning set forth in such agreement.

2.10 "Normal Retirement Date" shall mean the first day of the month immediately following the later of:

          (a)  the Participant's sixty-fifth (65th) birthday

                                       or

          (b) the fifth (5th) anniversary of the date the Participant becomes a Member of the Qualified Plan.

2.11 "Participant" shall mean a person who has become a participant in this Plan pursuant to section 3.1. Participants shall be limited to a "select group of management


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or highly compensated employees" as that term is used in the Employee Retirement
Income Security Act of 1974, as amended.


2.12 "Pension Offset" shall mean the amount of the monthly Accrued Benefit payable as of the determination date (reduced to reflect commencement of the benefit payable hereunder prior to Normal Retirement Date) to the Participant under the Qualified Plan and the Pep Serp in the form of a Single Life Annuity, multiplied by twelve.

2.13 "Plan" shall mean the Millennium Chemicals Inc. 2003 Supplemental Executive
Retirement Plan.

2.14 "Prior Plan" shall mean any of the following plans:

The Millennium Chemicals Inc. Pension Plan;
The Millennium Inorganic Chemicals Inc. Salaried Employees Retirement Plan;
Pension Plan For Eligible Salaried and Non-Represented Employees of Millennium
Petrochemicals; and,
Millennium Specialty Chemicals Inc. Salaried Employees Retirement Plan

2.15 "Prior Plan SERP" shall mean a supplemental executive retirement plan applicable to a Prior Plan.

2.16 "Qualified Plan" shall mean the Millennium Chemicals Inc. Consolidated
Retirement Plan or any successor plan.

2.17 "Retirement Date" shall mean the Early Retirement Date, the Normal
Retirement Date, or the Deferred Retirement Date, whichever is applicable.

Article III. Participation

3.1 Participation

Participants will be limited to individuals who are listed in Schedule A hereto.

3.2 Continuation of Participation

     (a) a person who has become a Participant in accordance with section 3.1 shall, except as provided in subsection (b) below, continue as a Participant as long as he or she is entitled to benefits under the Plan.


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     (b) Subject to the provisions of section 11.3 (Change in Control) or as provided otherwise in a written agreement between a Participant and the
     Company or any of its subsidiaries, the Committee may, in its sole discretion, remove a Participant from active participation in the Plan. In such event, any benefits accrued under this Plan will be vested and payable in accordance with Article IV. Subject to the provisions of Section 11.3 and notwithstanding anything herein to the contrary other than Section
     11.3, if a Participant's employment is terminated for Cause or if the
     Participant is convicted of a felony, all rights under this Plan shall be forfeited.

Article IV. Retirement Date

4.1 Normal Retirement Date

A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with section 5.1 (Normal Retirement
Benefit).

4.2 Deferred Retirement Date

A Participant whose employment with his or her Employer continues beyond his or her Normal Retirement Date, shall be entitled to retire on a Deferred Retirement
Date and shall be entitled to a benefit in accordance with section 5.2 (Deferred
Retirement Benefit).

4.3 Early Retirement Date

A Participant who has attained age 55 and is credited with 10 or more Years of Vesting Service may retire at an Early Retirement Date. In such case the Participant shall be entitled to receive a benefit under Section 5.3 (Early
Retirement Benefit).

Article V. Retirement Benefits

5.1 Normal Retirement Benefit


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The Normal Retirement Benefit payable hereunder shall be an amount payable as a lump sum in accordance with Article VIII equal in value to a single life annuity calculated as of Participant's Normal Retirement Date as follows:

(a)  Participant's Average Final Compensation; multiplied by

(b)  2.5%; multiplied by

(c)  years of Credited Service (not to exceed 20); minus

(d)  the Pension Offset;

A Participant's Normal Retirement Benefit shall commence on his or her Normal
Retirement Date provided his or her Qualified Plan Benefit commences on such date.

5.2 Deferred Retirement Benefit

If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with section 4.2 (Deferred Retirement
Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date, and provided the Qualified Plan Benefit then commences, the Participant shall be entitled to the benefit determined under section 5.1 based on Credited Service to the Deferred Retirement Date.

5.3 Early Retirement Benefit

A Participant who is 55 years of age or older and who has completed at least 10 years of Vesting Service and whose employment terminates other than for Cause prior to his or her Normal Retirement Date shall be entitled to receive a benefit, commencing as of the first day of the month following his or her Normal
Retirement Date, determined under the formula set forth in section 5.1 as of the date of such termination.

In lieu of such benefit commencing on the first day of the month following his or her Normal Retirement Date, the Participant may elect to receive such benefit as an Early Retirement Benefit commencing on the first day of any month following his or her termination of employment but not later than his or her Normal Retirement Date, provided he or she elects to commence his or her benefit payable under the Qualified Plan on the same date. In such case, the Participant's benefit determined under the formula set forth in Section 5.1 shall be reduced as follows:

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                         REDUCTION WITH YEARS OF SERVICE
              (For each year and a proportionate reduction for each
    additional month that a benefit commences before Normal Retirement Date)


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Age/Service       5            15           30
-----------   ----------   ----------   ----------
   62-64      6.67%/Year      0%          0%/Year
   60,61      6.67%/Year   6.67%/Year     0%/Year
   55-59      3.33%/Year   3.33%/Year   3.33%/Year

5.4 Disability Retirement Benefit

Each Participant in active employment with the Company or an Affiliate who has completed at least 5 years of Vesting Service and whose employment terminates because he or she incurs a Disability before his or her Normal Retirement Age, shall be eligible to receive a Disability Retirement Benefit under the Plan. A Participant's right to his or her Disability Retirement Benefit shall be 100 percent vested and nonforefeitable. Each Participant's Disability Retirement Benefit determined under the formula set forth in Section 5.1 that commences before his or her Normal Retirement Date shall be reduced in the manner specified in Section 5.3. A Participant's Disability Retirement Benefit which commences before age 55 shall be equal to the present value of his or her Disability Retirement Benefit commencing at age 55. Such Disability Retirement Benefit shall be calculated as of the first day of any month on which he or she elects to receive benefits following his or her Separation from Service on account of Disability. The present value of a Participant's Disability Retirement Benefit shall be calculated using the actuarial assumptions set forth in the Qualified Plan. A Participant cannot defer commencement of his or her Disability Retirement Benefit to a date beyond his or her Normal Retirement Date.

5.5 Adjusted Age and Credited Service

The Committee may, in its sole discretion, determine an adjusted Credited Service and an adjusted age for a Participant. The adjusted Credited Service may be 1, 2, 3, 4, or 5 years more than the actual Credited Service (subject to the 20 years maximum for Credited Service). The adjusted age may be 1, 2, 3, 4 or 5 years more than his or her attained age. Pursuant to this section 5.5 the Committee may in its sole discretion cause a Participant to become eligible for Early Retirement under this Plan or a Prior Plan under such conditions as it may deem fit.

In determining the amount of a single life annuity pension in accordance with this Article V, a Participant's adjusted age and adjusted Credited Service shall be used as if it was his or her actual age and Credited Service. However, the lump sum value of such single life annuity shall be based on the Participant's actual age. Except in the case of a Change in Control, benefits shall not commence under this Article V prior to commencement of benefits under the Qualified Plan.


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Article VI. Death Benefits

6.1 Prior to Retirement

Upon the death prior to retirement of a Participant who has completed at least 5 years of Vesting Service, his or her surviving spouse, if any, shall be entitled to a benefit hereunder if such surviving spouse is entitled to a benefit under the Qualified Plan or one of the Prior Plans. The benefit to the surviving spouse shall be payable in one lump sum calculated on the basis of the formula set forth in Section 5.1 herein as of the date of Participant's death. A death benefit payable before Participants Normal Retirement Age hereunder shall be reduced in the manner specified in Section 5.3 and a death benefit which is payable before Participant would have become 55 years of age shall be equal to the full present value of Participant's Early Retirement Benefit if Participant had survived and elected to take Early Retirement at age 55. The present value of a spouse's death benefit hereunder shall be calculated using the actuarial assumptions set forth in the Qualified Plan.

6.2 After Retirement

There is no benefit payable under the Plan in the event of the Participant's death after his or her retirement benefit has commenced.

Article VII. In the Event of Termination of Employment

7.1 Termination Prior to Retirement

If a Participant's employment with his or her Employer ceases for any reason and he or she is not eligible for a benefit under the provisions of Article IV (Retirement Date), or Article VI (Death Benefits), or Section 5.4 (Disability Retirement Benefit) no benefits shall become payable to such Participant under this Plan.


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7.2 Termination after Eligibility for Retirement

A Participant whose employment with his or her Employer ceases for any reason other than death and who is eligible to retire under the provisions of Article IV (Retirement Date), shall be deemed to have retired or to have been retired by his or her Employer and shall be entitled to the appropriate benefits, subject to any possible forfeiture of benefits pursuant to Section 3.2(b).

Article VIII. Time and Form of Benefit Payment

8.1 Normal Form of Benefit

Except in the case of death or disability or as otherwise provided in Section 8.2, the normal form of a Retirement Benefit shall be a lump sum payable in three equal installments without interest. The first installment shall be due the first of the month following the last day worked. The subsequent two (2) installments shall be due on the respective anniversary dates of the first installment.

Benefit payments due to death or disability shall be paid in a single lump sum due on the first of the month following the date of death or determination of disability.

8.2 Change of Control Form of Benefit

In the event of a Change of Control the benefit under this Plan shall be payable as a single lump sum.

Article IX. Provision of Benefits

9.1 Participant Contributions

Participants shall make no contributions under the Plan.


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9.2 Funding

Benefit payments from the Plan will be made from the general assets of each Participant's Employer in accordance with such arrangements as may be necessary and proper.

Article X. Administration of the Plan

10.1 Powers and Duties of the Committee

The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

Article XI. Miscellaneous

11.1 Prohibition Against Encumbrance

Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company or the Employer. If the interest of any Participant or Participant's beneficiary would, but for this section 11.1, cease in whole or in part to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children, or their dependents as, in the Committee's sole discretion, it deems fit and proper.

11.2 Right of Participant

Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or the Employer to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.


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11.3 Change in Control

Upon a Change in Control, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such Change in Control, each Participant, (excluding Participants who continue in active employment with the Company or an Employer after the Change in Control but including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause or due to disability) will be deemed retired pursuant to Section 5.1 based on Benefit Service through the termination date. A lump sum amount shall be calculated that is equal in value to each Participant's Retirement Benefit payable under the Plan as of the date of the Change in Control. Change in Control benefits payable to Participants who have not attained 55 years of age shall be equal to the present value of such Participant's Early Retirement Benefit payable at age 55. The calculation of lump sum amounts hereunder shall be made using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or the rate applicable to the Participant specified in the Qualified Plan, whichever is less, as the discount rate to determine the present value of the Early Retirement Benefit. Benefits hereunder shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter whether or not the Participant has elected to commence receiving benefits under the Qualified Plan. All other actuarial assumptions and calculation methods to be used shall be those used in the Qualified Plan document prior to such Change in Control.

Participants who do not receive a benefit because they continue in active employment with the Company or an Employer after the Change in Control shall remain contingently eligible to receive the same Change in Control benefit that they would have been entitled to receive if they had been deemed retired pursuant to this section 11.3 on the Change in Control date. Such contingent benefit shall fully vest and become immediately payable if, and only if, such Participant's termination of service occurs during a post Change in Control protection period as defined in a separate written Change in Control agreement between the Participant and the Company or one of its subsidiaries.

For the purposes of this Plan, the term "Change in Control" shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any


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period of two consecutive years (not including any period prior to October 1,
1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition; provided, however, (y) the sale or disposition of all or any part of the Company's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and (z) if the Company sells or disposes of all or any part of the Company's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of the Company's interests in Equistar, or otherwise), then the sale or disposition of the Companys interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of the Company that owns the Company's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor the Company owns, either directly or indirectly, the interests in


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Equistar. "Subsidiary" shall have the meaning set forth in Section 424 of the
Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Only one
(1) Change in Control may take place under this Plan.

11.4 Successors.

In addition to any obligations imposed by law upon any successor to the Company or any Employer, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any such Employer to expressly assume and agree in writing to perform the obligations of the Company or any such Employer under the Plan in the same manner and to the same extent that the Company or any such Employer would be required to perform it if no such succession had taken place and this Plan shall inure to the benefit of such successor. Any such assignment shall not relieve the Company or any such Employer from liability hereunder for periods prior to such assignment. Reference to the Company herein shall also include any successor to the Company or any such Employer.

Article XII. Amendment or Termination of the Plan

12.1 Amendment

The Board of Directors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to the effective date of the amendment.

12.2 Termination

The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to such action.


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                                   Schedule A

      Millennium Chemicals Inc. 2003 Supplemental Executive Retirement Plan

                        Employees Eligible to Participate

                              as of January 1, 2003

                               C. William Carmean
                               Timothy Dowdle
                               Marie Dreher
                               Peter Hanik
                               William Landuyt
                               Robert Lee
                               John Lushefski
                               Myra Perkinson
                               David Vercollone